Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-282252 and 333-285341) and Form S-8 (Nos. 333-210633, 333-216903, 333-223614, 333-230137, 333-236584, 333-254430, 333-263357, 333-270208, 333-276256, 333-277542, 333-283065, 333-285332 and 333-289255) of Spyre Therapeutics, Inc. of our report dated February 27, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
February 19, 2026